EXHIBIT 99.1

Token Communities, Ltd. Holds First APOZ Conference in New York

Bradenton, Florida – April 3, 2025 - Token Communities, Ltd. (OTC Pink: TKCM) held its first informational conference at Sheraton LaGuardia E. Hotel on March 29, 2025 to announce its subsidiary ASC Global, Inc.’s Asia-Pacific OZ Industrial Park (“APOZ”) in the State of Texas. Nearly a hundred people signed up and participated to the event, including people interested in relocating their manufacturing facilities into the APOZ Business Park from the Asia Pacific region.  People from the press and  community leaders from all over the world attended the event which was broadcast online.

The concept of APOZ was presented at this event which it is designed to accommodate manufacturing companies from various industries to relocate and set up their U.S. operations. The first phase is 436 acres, including commercial, industrial, residential and other sections. According to Mr. David Champ, President and CEO of Token Communities, Ltd., “Since the announcement of tariff’s by the United States, many overseas manufacturers have been under heavy pressure to avoid these tariffs, and to have their products made in the U.S. Due to this pending trade issue we believe the APOZ is a grand business opportunity to provide a full-service industrial park designed for these companies, and provide them with all types of relocation and operation assistance. There are over a dozen companies expressed strong interest to relocate into the APOZ Business Park.  We anticipate have more conferences in California and China, and potentially other locations.”

About the Company

Token Communities, Ltd. (the “Company”) is a premium water-front real estate development company in Florida, with over 20 premium waterfront home sites (gulf-access with boat docks in Sarasota County, Charlotte County and others), and office suites (Manatee County) as well as the development rights of Paradise Island in Arcadia, Florida (DeSoto County). In addition to the luxury home development lots on the Gulf coast in Florida, the Company is also working on a APOZ (Asia Pacific Opportunity Zone) project of approximately 500 acres in the Greater Houston Area (Chambers County) which will consist of industrial, commercial, and residential areas to accommodate more than 100 offshore companies and 5,000 residents when fully developed. The Company is also working on a revolutionary affordable home housing development project in the Palm Bay Area (Brevard County, FL ) and Chambers County, Texas.

Forward-Looking Statements

Certain information set forth in this release contains “forward-looking information”, including “future-oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, the information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) commencement and completion the APOZ Business Park; (iii) the expected development of the Company’s business, projects, and joint ventures; (iv) execution of the Company’s vision and growth strategy, (v) sources and availability of third-party services and goods for the Company’s projects; (vi) completion of the Company’s projects that are currently underway, in development or otherwise under consideration; (vi) companies who have expressed interest to relocate APOZ Business Park ; and (vii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment.

These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.

Although forward-looking statements contained in this release are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.

Investor Contact: David Champ (631) 397-1111

2